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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT






         We consent to the incorporation by reference in this Registration Statement of Continuus Software Corporation on Form S-8 of our report dated January 26, 1999 (except for paragraph 1 of Note 10, as to which the date is April 16, 1999; Note 14, as to which the date is April 30, 1999; and paragraphs 3 and 4 of Note 1, as to which the dates are July 13, 1999 and July 21, 1999) appearing in Registration Statement No. 333-76893 on Form S-1 of Continuus Software Corporation.





/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Costa Mesa, California

August 24, 1999